UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 12, 2020

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive
Kingsport	Tennessee	37662
(Address of Principal Executive Offices)		(Zip Code)
(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EMN	New York Stock Exchange
1.50% Notes Due 2023	EMN23	New York Stock Exchange
1.875% Notes Due 2026	EMN26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EASTMAN CHEMICAL COMPANY - EMN

Item 5.02(d)    Election of Director

On February 12, 2020 the Board of Directors of Eastman Chemical Company (the “Company”) elected Edward L. Doheny II as a director. Mr. Doheny and the other directors serve until the Company's Annual Meeting of Stockholders on May 7, 2020, and he serves as a member of the Audit, Finance, and Environmental, Safety and Sustainability Committees of the Board of Directors. Mr. Doheny will receive non-employee director compensation under the standard arrangements and agreements described in the Company’s 2019 Annual Meeting Proxy Statement and filed as exhibits to the Company’s Annual Report on Form 10-K for 2018, including cash compensation, equity awards, and an indemnification agreement.

The text of the Company’s release announcing the election of Mr. Doheny as a director is filed as Exhibit 99.01 to this Form 8-K and is incorporated herein by this reference.

Item 9.01(d)    Exhibits

The following exhibits are filed pursuant to Item 9.01(d):

99.1	Text of public release by the Company on February 19, 2020 announcing the election of Edward L. Doheny II as a director.
104        Cover Page Interactive Data File

EASTMAN CHEMICAL COMPANY - EMN

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eastman Chemical Company
By:	/s/ Brian L. Henry
Brian L. Henry
Senior Securities - Governance Counsel and Assistant Secretary
Date: February 19, 2020